                                                                     EXHIBIT 2.1

                                SECOND AMENDMENT
                       TO THE SALE AND PURCHASE AGREEMENT
                 FOR GOLDEN EAGLE REFINING AND MARKETING ASSETS

         This Second Amendment (the "Second Amendment") to the Sale and Purchase Agreement for Golden Eagle Refining and Marketing Assets between Ultramar Inc. ("Ultramar") and Tesoro Refining and Marketing Company ("Tesoro") is made and entered into as of the 3rd day of May, 2002 between Ultramar and Tesoro.

         WHEREAS, Ultramar and Tesoro entered into the Sale and Purchase Agreement for Golden Eagle Refining and Marketing Assets effective February 4, 2002 and the First Amendment thereto dated as of February 20, 2002 (as amended by the First Amendment, the "Purchase Agreement");

         WHEREAS, Ultramar and Tesoro desire to amend the Purchase Agreement further as set forth below; and

         WHEREAS, all capitalized terms not defined herein shall have the meanings assigned to them in the Purchase Agreement;

         NOW THEREFORE, in consideration of the following and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Article 1--Definitions.

         (a) The following terms are hereby added to Article 1 of the Purchase
Agreement:

                  "Parent Notes" has the meaning provided in Section 6.3.8.

         2. Article 3--Purchase Price

         (a) Section 3.1.1. Section 3.1.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following provision:

                  "3.1.1 For the transfer, sale and assignment by Seller of the Assets other than those Assets listed elsewhere in this Section 3.1, Nine Hundred Forty-Five Million Dollars ($945,000,000) as adjusted pursuant to Section 12.1.2 and Article 14, if applicable;"

         (b) Section 3.2.1. Section 3.2.1 is hereby deleted in its entirety and replaced with the following provision:

                  "3.2.1 Nine Hundred, Twenty-Five Million Dollars ($925,000,000) shall be paid in cash at the Closing (net of the Earnest Money Deposit, which shall be applied towards Purchaser's payment obligation pursuant to this Section 3.2.1) (the "CASH PURCHASE PRICE").

         (c) Section 3.2.2. Section 3.2.2 is hereby deleted in its entirety and replaced with the following provision:

                  "3.2.2 One Hundred, Fifty Million Dollars ($150,000,000) shall be payable pursuant to the Parent Notes to be delivered at Closing pursuant to Section 6.3.8."

         (d) Section 3.2.3. A new Section 3.2.3 is hereby added to Article 3 as follows:

                  "3.2.3 The balance of the Purchase Price shall be paid as provided in Section 3.2.4."

         3. Article 4--Seller's Retained Liabilities; Purchaser's Assumed Liabilities.

                  (a) Section 4.1.3. Section 4.1.3 is hereby amended by adding at the end thereof the following:

                  "and except as otherwise provided in Section 4.3."

                  (b) Section 4.2.3. Section 4.2.3 is hereby amended by adding at the end thereof the following:

                  "and except as otherwise provided in Section 4.3."

                  (b) Section 4.3. A new Section 4.3 is hereby added to Article 4 as follows:

                  "4.3 CARB III EXPENDITURES. At Closing, Seller shall represent in writing to Purchaser the total amounts expended prior to the Closing Date (the "Pre-Closing CARB III Costs") by Seller in connection with the implementation of the CARB III Project (as such project is detailed in the AFE attached hereto as Attachment 1). Notwithstanding Sections
         4.1.3 and 4.2.3, Seller's responsibility for Pre-Closing CARB III Costs shall be limited to $47,500,000. If the Pre-Closing CARB III Costs are less than $47,500,000, Seller shall pay to Purchaser at Closing an amount in cash equal to the difference between $47,500,000 less the Pre-Closing CARB III Costs. If the Pre-Closing CARB III Costs exceed $47,500,000, Purchaser shall pay to Seller at Closing an amount equal to the difference between the Pre-Closing CARB III Costs less $47,500,000, and Purchaser shall be responsible for any additional costs associated with the CARB III Project in excess of $47,500,000, regardless of when incurred. Pre-Closing CARB III Costs may be audited by Seller and/or Purchaser after Closing and each party shall notify the other in writing within 45 days after Closing of any discrepancy identified by either party with respect to the Pre-Closing CARB III Costs as identified by Seller at Closing. Purchaser and Seller shall cooperate in good faith to resolve any such discrepancies and payment (if any) due from one party to the other in connection with the resolution of such discrepancies shall be made within 5 business days of final resolution thereof."

         4. Article 6--Closing. A new Section 6.3.8 is hereby added as follows:

                  "6.3.8 cause to be delivered to Seller the executed Parent Notes in the forms attached hereto as Exhibit L and M (the "Parent Notes");"

         5. Exhibits and Schedules. Exhibits L and M are hereby added to the Purchase Agreement.

         6. The Table of Contents is hereby amended to reflect the foregoing changes.

         7. All provisions of the Purchase Agreement (including the Attachments, Exhibits and Schedules thereto) not amended hereby shall remain in full force and effect. All references in the Purchase Agreement to the "Agreement" shall refer to the Purchase Agreement as amended by the First Amendment and this Second Amendment.

         IN WITNESS WHEREOF, the parties have executed this Second Amendment effective as of the day and year first written above.

                                       ULTRAMAR INC.


                                       By: /S/ Michael S. Ciskowski
                                          --------------------------------------
                                       Title: Senior Vice President
                                             -----------------------------------


                                       TESORO REFINING AND MARKETING COMPANY


                                       By: /S/ William T. Van Kleef
                                          --------------------------------------
                                       Title: President
                                             -----------------------------------

The following, parties to the Seller Parent Guaranty and the Purchaser Parent Guaranty, respectively, referred to in the Purchase Agreement, hereby consent to the foregoing Second Amendment and confirm that references in such guaranties to the "Agreement" shall refer to the Purchase Agreement as amended by the First Amendment and the foregoing Second Amendment and that their respective obligations under such guaranties shall remain in full force and effect. No implication shall be drawn from this consent and confirmation that the foregoing Second Amendment would otherwise affect their respective obligations under such guaranties.

                                       VALERO ENERGY CORPORATION


                                       By: /S/ Michael S. Ciskowski
                                          --------------------------------------
                                       Title: Senior Vice President
                                             -----------------------------------


                                       TESORO PETROLEUM CORPORATION


                                       By: /S/ William T. Van Kleef
                                          --------------------------------------
                                       Title: Executive Vice President
                                             -----------------------------------

                                    EXHIBIT L

                                 PROMISSORY NOTE

DATE: May ___, 2002

This Note is given in partial satisfaction of the Purchase Price for Payee's sale to Tesoro Refining and Marketing Company ("Tesoro Refining"), a wholly-owned subsidiary of Maker, of the GOLDEN EAGLE REFINING AND MARKETING ASSETS (as defined in that certain Sale and Purchase Agreement between Payee and Tesoro Refining dated February 4, 2002, as amended (the "Purchase Agreement")). Capitalized terms used herein but not otherwise defined shall have the definition provided in the Purchase Agreement.

MAKER: TESORO PETROLEUM CORPORATION

                  Maker's Address:  300 Concord Plaza Drive
                                    San Antonio, Texas 78216-6999

PAYEE: ULTRAMAR INC.

PLACE FOR PAYMENT:        One Valero Place
                          San Antonio, Bexar County, Texas 78212,
                          or any other place that Payee may designate in writing

PRINCIPAL AMOUNT: ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00)

ANNUAL INTEREST RATE ON UNPAID PRINCIPAL:
         Interest on the unpaid principal balance which is not yet due and payable will not accrue from the Date of this Note through May __, 2007. Beginning on May ___, 2007 and continuing through the Stated Maturity Date, interest on the unpaid principal balance of this Note will accrue at a rate equal to 7.5% per annum.

ANNUAL INTEREST RATE ON OVERDUE AMOUNTS:
         the lesser of (i) 10.0% per annum, or (ii) the Maximum Rate (as defined below) that may be charged per applicable law.

STATED MATURITY DATE: July __, 2012

SUBORDINATION. Maker agrees, and each holder of this Note by accepting it agrees, that the payment of principal of and interest on this Note is subordinated in right of payment, to the extent and in the manner provided in this paragraph, to the prior payment in full, in cash, of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt. For purposes of this paragraph, "Senior Debt" means (i) obligations (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) which constitute Senior Debt as defined in the Indenture dated as of April 9, 2002 made by Tesoro Escrow Corp. (to be merged with and into Maker) in favor of U.S. Bank National Association, Trustee (as in effect on the date hereof, the "TSO Indenture"; provided that the term Company shall include Maker for the purpose of the definition of "Senior Debt" herein), (ii) the 9 5/8% Senior Subordinated Notes due 2012 outstanding from time to time under the TSO Indenture (whether Initial Notes or Exchange Notes, as such terms are defined in the TSO Indenture) in a principal amount not exceeding $450,000,000, (iii) the 9 5/8% Senior Subordinated Notes due 2008 outstanding from time to time under that certain Indenture dated November 6, 2001 between Maker and U.S. Bank National

Association in a principal amount not exceeding $215,000,000, and (iv) the 9% Senior Subordinated Notes due 2008 outstanding from time to time under that certain Indenture dated July 2, 1998 between Maker and U.S. Bank National Association in a principal amount not exceeding $300,000,000. The subordination under this paragraph shall be on the same terms as set forth in Article X of the TSO Indenture, substituting the foregoing definition of Senior Debt for the definition of such term in the TSO Indenture and with references to (i) Notes being understood to refer to this Note, (ii) the Holders of the Notes being understood to refer to the holders of this Note, (iii) the Company being understood to refer to Maker, (iv) Senior Debt being understood to refer to Senior Debt as defined herein, and (v) Designated Senior Debt for purposes of
Section 10.03(a) only being understood to refer also to each of the Senior Subordinated Note issues described in the immediately preceding clauses (ii) through (iv). The Company will promptly deliver to the holder of this Note copies of all notices sent to or received from the Trustee under the TSO Indenture or the Holders of Senior Debt.

TERMS OF PAYMENT:

         (1) For value received, the undersigned Maker promises to pay to the order of Payee at the Place of Payment, in lawful money of the United States of America, the following sums: (i) the Principal Amount stated above, and (ii) interest on the unpaid balance from time to time owing hereunder until due (at the Stated Maturity Date or upon the earlier maturity hereof, whether by acceleration or otherwise) at the Annual Interest Rate on Unpaid Principal stated above (computed on the basis of a 360-day year).

         (2) Accrued interest on the unpaid Principal Amount shall be due and payable semi-annually beginning on November ___, 2007, and continuing thereafter on each May ____ and November __ until the Stated Maturity Date, or upon the earlier maturity hereof.

         (3) The Principal Amount and any accrued but unpaid interest thereon shall be payable in whole on the Stated Maturity Date, or upon the earlier maturity hereof, whether by acceleration or otherwise, at which time the whole of said unpaid Principal Amount with accrued and unpaid interest is due and payable in full and shall bear interest at the Annual Interest Rate on Overdue Amounts stated above (computed on the basis of a 360-day year) until paid.

         (4) Any installment paid by Maker will be applied first to payment of accrued interest on the unpaid Principal Amount, if any, and the remainder will be applied to reduction of the unpaid Principal Amount.

         (5) Maker's obligations under this Promissory Note are absolute and unconditional and are not subject to any set-off, counterclaim or defense of any kind, including but not limited to any arising under or relating to the Purchase Agreement.

CHANGE IN CONTROL. In the event of a Change of Control (as such term is defined in the TSO Indenture) to which Payee has provided its prior written consent (which consent may not be unreasonably withheld or delayed), the annual interest rates set forth in this Note applicable to unpaid Principal Amounts and matured, unpaid amounts shall be adjusted, effective on the effective date of such Change of Control, to reflect then-current financial market rates for the type, amount, and maturity of debt represented by this Note and the then-current credit quality of Maker.

DEFAULT AND REMEDIES. An "EVENT OF DEFAULT" shall exist hereunder upon the happening of any of the following events:

         a. A Change of Control is completed without obtaining the prior written consent of Payee (such consent not to be unreasonably withheld or delayed);

         b. Maker's failure to pay when due any principal of, or interest upon, this Note or the other Promissory Note delivered by Maker in connection with the Purchase Agreement in the principal amount of $50,000,000;

         c. any failure by Maker to make payment when due (including any grace period) under any obligation of Maker (as issuer, assuming party, guarantor or otherwise) with respect to borrowed money, debt securities (including the Senior Notes) or the deferred purchase price of goods or services over an original period of one year or more, the outstanding amount of which is $20,000,000 or more, or the due date of any required payment of principal of or interest on any such obligation shall be accelerated;

         d. a judgment lien is entered against Maker (or Tesoro Refining with respect to obligations under the Purchase Agreement) in the amount of $20,000,000 or more and is not released within 30 days;

         e. Maker applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of itself or of all or a substantial part of its assets, (ii) becomes the subject of an order for relief in bankruptcy or admits in writing that it is unable to pay its debts as they become due, (iii) makes a general assignment of the benefit of creditors, (iv) files a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (v) files an answer admitting the material allegations of, or consents to, or defaults in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding.

         Upon the occurrence and during the continuance of an Event of Default, the Payee may, at its option, declare the entire unpaid balance of principal of and accrued unpaid interest upon this Note to be immediately due and payable and pursue all available remedies hereunder and at law and in equity.

ADDITIONAL TERMS AND CONDITIONS

         1. WAIVERS. MAKER AND EACH SURETY, GUARANTOR, AND ENDORSER JOINTLY AND SEVERALLY WAIVE ALL DEMANDS FOR PAYMENT, PRESENTMENT FOR PAYMENT, NOTICES OF INTENTION TO ACCELERATE MATURITY, NOTICES OF ACCELERATION OF MATURITY, PROTESTS, AND NOTICES OF PROTEST, TO THE EXTENT PERMITTED BY LAW. IN ADDITION, MAKER AND EACH SURETY, ENDORSER, GUARANTOR, AND OTHER PARTY LIABLE FOR PAYMENTS OF ANY SUMS PAYABLE UNDER THIS NOTE (i) JOINTLY AND SEVERALLY AGREE THAT THEIR LIABILITY ON THIS NOTE SHALL NOT BE AFFECTED BY ANY RENEWAL OR EXTENSION IN TIME OF PAYMENT HEREOF, OR BY ANY INDULGENCES, AND (ii) JOINTLY AND SEVERALLY CONSENT TO ANY AND ALL RENEWALS, EXTENSIONS, INDULGENCES, RELEASES OR CHANGES, REGARDLESS OF THE NUMBER OF SUCH RENEWALS, EXTENSIONS INDULGENCES, RELEASES OR CHANGES.

         2. ATTORNEYS' FEES. If this Note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay to Payee all costs of collection and enforcement, including reasonable attorneys' fees and court costs, in addition to other amounts due.

         3. GOVERNING LAW. This Note shall be governed by the State of Texas and federal law as applicable. The parties agree that any dispute regarding the interpretation or validity of, or otherwise arising out of this Agreement, shall be subject to the exclusive jurisdiction of the Texas State Courts in and for Bexar County, Texas or, in the event of federal jurisdiction, the United States District Court sitting in Bexar County, Texas, and each party hereby agrees to submit to the personal and exclusive jurisdiction and venue of such courts and not to seek the transfer of any case or proceeding out of such courts.

         4. NO USURY. Notwithstanding any provision of this Note or any other agreement or commitment between Payee and Maker, whether written or oral, express or implied, Payee shall never be entitled to charge, receive, or collect, nor shall amounts received hereunder be credited so that Payee shall be paid, as interest, a sum greater than interest at the Maximum Rate. It is the intention of the Parties that the Note, and all instruments securing the payment of the Note or executed or delivered in connection therewith, shall comply with applicable law. If Payee ever contracts for, charges, receives or collects anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of the Note, prepayment of the Note, delay in advancing proceeds of the Note, or any other event, should cause such interest to exceed the maximum lawful amount, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of the Note or any other indebtedness owed to Payee by Maker, and if the Note and such other indebtedness are paid in full, any remaining excess shall be paid to Maker. In determining whether the interest exceeds interest at the Maximum Rate, the total amount of interest shall be spread, prorated and amortized throughout the entire term of the Note until its payment in full. The term "MAXIMUM RATE" as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. To the extent, if any, that Chapter 303 of the Texas Finance Code, as amended (the "Act") is relevant to the Payee for purposes of determining the Maximum Rate, the parties elect to determine the Maximum Rate under the Act pursuant to the "weekly ceiling" from time to time in effect, as referred to and defined in Section 303.001-303.016 of the Act; subject, however, to any right the Payee subsequently may have under applicable law to change the method of determining the Maximum Rate. The parties elect not to be governed by Chapter 346 of the Texas Credit Title.

         5. NO WAIVER OF RIGHTS. No delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any other instrument executed in connection with this Note shall operate as a waiver thereof, nor shall a single or partial release of any other power or right preclude other or further exercises thereof or of the exercise of any other power or right. Enforcement by the holder of this Note of any security for payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

         6. ASSIGNMENT. Maker may not assign this Note or any obligations of Maker hereunder, whether by operation of law or otherwise.

         7. SEVERABILITY. If any provision of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

         8. NOTICES. All notices relating to this Note shall be in writing and shall be deemed to have been given when personally served or when deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to be notified at the address indicated on the first page of this Note (or at another address designated by written notice).



                         [SIGNATURES ON FOLLOWING PAGE]

                                       MAKER:

                                       TESORO PETROLEUM CORPORATION

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

Attest:
(by Secretary or Assistant Secretary)

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

                                    EXHIBIT M

                                 PROMISSORY NOTE

DATE: May ____, 2002

This Note is given in partial satisfaction of the Purchase Price for Payee's sale to Tesoro Refining and Marketing Company ("Tesoro Refining"), a wholly-owned subsidiary of Maker, of the GOLDEN EAGLE REFINING AND MARKETING ASSETS (as defined in that certain Sale and Purchase Agreement between Payee and Tesoro Refining dated February 4, 2002, as amended (the "Purchase Agreement")). Capitalized terms used herein but not otherwise defined shall have the definition provided in the Purchase Agreement.

MAKER:   TESORO PETROLEUM CORPORATION
                  Maker's Address:  300 Concord Plaza Drive
                                    San Antonio, Texas 78216-6999

PAYEE: ULTRAMAR INC.

PLACE FOR PAYMENT:        One Valero Place
                          San Antonio, Bexar County, Texas 78212,
                          or any other place that Payee may designate in writing

PRINCIPAL AMOUNT: FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00)

ANNUAL INTEREST RATE ON UNPAID PRINCIPAL: Interest on the unpaid principal balance which is not yet due and payable will not accrue from the Date of this Note through May __, 2003. Beginning on May ___, 2003 and continuing through the May __, 2007, interest on the unpaid principal balance of this Note will accrue at an effective interest rate of 6.5% for the first five years of the term hereof (or 7.466% per year beginning on May ___, 2003 and continuing through May ___, 2007), and from May __, 2007 through the Stated Maturity Date, interest on the unpaid principal balance of this Note will accrue at a rate equal to 7.5% per annum.

ANNUAL INTEREST RATE ON OVERDUE AMOUNTS:
         the lesser of (i) 10.0% per annum, or (ii) the Maximum Rate (as defined below) that may be charged per applicable law.

STATED MATURITY DATE: July __, 2012

SUBORDINATION. Maker agrees, and each holder of this Note by accepting it agrees, that the payment of principal of and interest on this Note is subordinated in right of payment, to the extent and in the manner provided in this paragraph, to the prior payment in full, in cash, of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt. For purposes of this paragraph, "Senior Debt" means (i) obligations (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) which constitute Senior Debt as defined in the Indenture dated as of April 9, 2002 made by Tesoro Escrow Corp. (to be merged with and into Maker) in favor of U.S. Bank National Association, Trustee (as in effect on the date hereof, the "TSO Indenture"; provided that the term Company shall include Maker for the purpose of the definition of "Senior Debt" herein), (ii) the 9 5/8% Senior Subordinated Notes due 2012 outstanding from time to time under the TSO Indenture (whether Initial Notes or Exchange Notes, as such terms are defined in the TSO Indenture) in a principal amount not exceeding $450,000,000, (iii) the 9 5/8% Senior Subordinated Notes due 2008 outstanding from time to time under that certain Indenture dated November 6, 2001 between Maker and U.S. Bank National Association in a principal amount not exceeding $215,000,000, and (iv) the 9% Senior Subordinated Notes due 2008 outstanding from time to time under that certain Indenture dated July 2, 1998 between Maker and U.S. Bank National Association in a principal amount not exceeding $300,000,000. The subordination under this paragraph shall be on the same terms as set forth in Article X of the TSO Indenture, substituting the foregoing definition of Senior Debt for the definition of such term in the TSO Indenture and with references to (i) Notes being understood to refer to this Note, (ii) the Holders of the Notes being understood to refer to the holders of this Note, (iii) the Company being understood to refer to Maker, (iv) Senior Debt being understood to refer to Senior Debt as defined herein, and (v) Designated Senior Debt for purposes of Section 10.03(a) only being understood to refer also to each of the Senior Subordinated Note issues described in the immediately preceding clauses (ii) through (iv). The Company will promptly deliver to the holder of this Note copies of all notices sent to or received from the Trustee under the TSO Indenture or the Holders of Senior Debt.

TERMS OF PAYMENT:

         (1) For value received, the undersigned Maker promises to pay to the order of Payee at the Place of Payment, in lawful money of the United States of America, the following sums: (i) the Principal Amount stated above, and (ii) interest on the unpaid balance from time to time owing hereunder until due (at the Stated Maturity Date or upon the earlier maturity hereof, whether by acceleration or otherwise) at the Annual Interest Rate on Unpaid Principal stated above (computed on the basis of a 360-day year).

         (2) Accrued interest on the unpaid Principal Amount shall be due and payable semi-annually beginning on November ___, 2003, and continuing thereafter on each May ____ and November __ until the Stated Maturity Date, or upon the earlier maturity hereof.

         (3) The Principal Amount and any accrued but unpaid interest thereon shall be payable in whole on the Stated Maturity Date, or upon the earlier maturity hereof, whether by acceleration or otherwise, at which time the whole of said unpaid Principal Amount with accrued and unpaid interest is due and payable in full and shall bear interest at the Annual Interest Rate on Overdue Amounts stated above (computed on the basis of a 360-day year) until paid.

         (4) Any installment paid by Maker will be applied first to payment of accrued interest on the unpaid Principal Amount, if any, and the remainder will be applied to reduction of the unpaid Principal Amount.

         (5) Maker's obligations under this Promissory Note are absolute and unconditional and are not subject to any set-off, counterclaim or defense of any kind, including but not limited to any arising under or relating to the Purchase Agreement.

CHANGE IN CONTROL. In the event of a Change of Control (as such term is defined in the TSO Indenture) to which Payee has provided its prior written consent (which consent may not be unreasonably withheld or delayed), the annual interest rates set forth in this Note applicable to unpaid Principal Amounts and matured, unpaid amounts shall be adjusted, effective on the effective date of such Change of Control, to reflect then-current financial market rates for the type, amount, and maturity of debt represented by this Note and the then-current credit quality of Maker.

DEFAULT AND REMEDIES. An "EVENT OF DEFAULT" shall exist hereunder upon the happening of any of the following events:

         a. A Change of Control is completed without obtaining the prior written consent of Payee (such consent not to be unreasonably withheld or delayed);

         b. Maker's failure to pay when due any principal of, or interest upon, this Note or the other Promissory Note delivered by Maker in connection with the Purchase Agreement in the principal amount of $100,000,000;

         c. any failure by Maker to make payment when due (including any grace period) under any obligation of Maker (as issuer, assuming party, guarantor or otherwise) with respect to borrowed money, debt securities (including the Senior Debt) or the deferred purchase price of goods or services over an original period of one year or more, the outstanding amount of which is $20,000,000 or more, and the due date of any required payment of principal of or interest on any such obligation shall be accelerated;

         d. a judgment lien is entered against Maker (or Tesoro Refining with respect to obligations under the Purchase Agreement) in the amount of $20,000,000 or more and is not released within 30 days; or

         e. Maker applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of itself or of all or a substantial part of its assets, (ii) becomes the subject of an order for relief in bankruptcy or admits in writing that it is unable to pay its debts as they become due, (iii) makes a general assignment of the benefit of creditors, (iv) files a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (v) files an answer admitting the material allegations of, or consents to, or defaults in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding.

         Upon the occurrence and during the continuance of an Event of Default, the Payee may, at its option, declare the entire unpaid balance of principal of and accrued unpaid interest upon this Note to be immediately due and payable and pursue all available remedies hereunder and at law and in equity.

ADDITIONAL TERMS AND CONDITIONS

         1. WAIVERS. MAKER AND EACH SURETY, GUARANTOR, AND ENDORSER JOINTLY AND SEVERALLY WAIVE ALL DEMANDS FOR PAYMENT, PRESENTMENT FOR PAYMENT, NOTICES OF INTENTION TO ACCELERATE MATURITY, NOTICES OF ACCELERATION OF MATURITY, PROTESTS, AND NOTICES OF PROTEST, TO THE EXTENT PERMITTED BY LAW. IN ADDITION, MAKER AND EACH SURETY, ENDORSER, GUARANTOR, AND OTHER PARTY LIABLE FOR PAYMENTS OF ANY SUMS PAYABLE UNDER THIS NOTE (i) JOINTLY AND SEVERALLY AGREE THAT THEIR LIABILITY ON THIS NOTE SHALL NOT BE AFFECTED BY ANY RENEWAL OR EXTENSION IN TIME OF PAYMENT HEREOF, OR BY ANY INDULGENCES, AND (ii) JOINTLY AND SEVERALLY CONSENT TO ANY AND ALL RENEWALS, EXTENSIONS, INDULGENCES, RELEASES OR CHANGES, REGARDLESS OF THE NUMBER OF SUCH RENEWALS, EXTENSIONS INDULGENCES, RELEASES OR CHANGES.

         2. ATTORNEYS' FEES. If this Note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or



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

enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay to Payee all costs of collection and enforcement, including reasonable attorneys' fees and court costs, in addition to other amounts due.

         3. GOVERNING LAW. This Note shall be governed by the State of Texas and federal law as applicable. The parties agree that any dispute regarding the interpretation or validity of, or otherwise arising out of this Agreement, shall be subject to the exclusive jurisdiction of the Texas State Courts in and for Bexar County, Texas or, in the event of federal jurisdiction, the United States District Court sitting in Bexar County, Texas, and each party hereby agrees to submit to the personal and exclusive jurisdiction and venue of such courts and not to seek the transfer of any case or proceeding out of such courts.

         4. NO USURY. Notwithstanding any provision of this Note or any other agreement or commitment between Payee and Maker, whether written or oral, express or implied, Payee shall never be entitled to charge, receive, or collect, nor shall amounts received hereunder be credited so that Payee shall be paid, as interest, a sum greater than interest at the Maximum Rate. It is the intention of the Parties that the Note, and all instruments securing the payment of the Note or executed or delivered in connection therewith, shall comply with applicable law. If Payee ever contracts for, charges, receives or collects anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of the Note, prepayment of the Note, delay in advancing proceeds of the Note, or any other event, should cause such interest to exceed the maximum lawful amount, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of the Note or any other indebtedness owed to Payee by Maker, and if the Note and such other indebtedness are paid in full, any remaining excess shall be paid to Maker. In determining whether the interest exceeds interest at the Maximum Rate, the total amount of interest shall be spread, prorated and amortized throughout the entire term of the Note until its payment in full. The term "MAXIMUM RATE" as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. To the extent, if any, that Chapter 303 of the Texas Finance Code, as amended (the "Act") is relevant to the Payee for purposes of determining the Maximum Rate, the parties elect to determine the Maximum Rate under the Act pursuant to the "weekly ceiling" from time to time in effect, as referred to and defined in Section 303.001-303.016 of the Act; subject, however, to any right the Payee subsequently may have under applicable law to change the method of determining the Maximum Rate. The parties elect not to be governed by Chapter 346 of the Texas Credit Title.

         5. NO WAIVER OF RIGHTS. No delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any other instrument executed in connection with this Note shall operate as a waiver thereof, nor shall a single or partial release of any other power or right preclude other or further exercises thereof or of the exercise of any other power or right. Enforcement by the holder of this Note of any security for payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

         6. ASSIGNMENT. Maker may not assign this Note or any obligations of Maker hereunder, whether by operation of law or otherwise.

         7. SEVERABILITY. If any provision of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

         8. NOTICES. All notices relating to this Note shall be in writing and shall be deemed to have been given when personally served or when deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to be notified at the address indicated on the first page of this Note (or at another address designated by written notice).



                         [SIGNATURES ON FOLLOWING PAGE]

                                            MAKER:

                                            TESORO PETROLEUM CORPORATION

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

Attest:
(by Secretary or Assistant Secretary)

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------



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